Exhibit 107

Calculation of Filing Fee Tables

S-4

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(Form Type)

DiamondHead Holdings Corp.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other	500,000(1)	$9.875(2)	$4,937,500(2)	$0.00011020	$544.11(3)	-	-	-	-
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$4,937,500
	Total Fees Previously Paid							0
	Total Fee Offsets							0
	Net Fee Due							$544.11

(1)	Based on the maximum number of shares of Class A common stock, $0.0001 par value per share (“DHHC Class A Common Stock”), of DiamondHead Holdings Corp. (“DHHC”) issuable as consideration to the holders of GSH Class A common stock in connection with the proposed business combination (the “Business Combination”) involving DHHC and Great Southern Homes, Inc. (“GSH”) described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”). Prior to the closing of the Business Combination, GSH intends to effect a recapitalization, as further described in the proxy statement/prospectus (the “Pre-Closing Recapitalization”), pursuant to which, among other things, GSH will exchange (a) each share of GSH common stock, no par value (“GSH Common Stock”), held by the Majority Stockholders (as defined in the proxy statement/prospectus) immediately prior to the Pre-Closing Recapitalization for a GSH Class B common share on a 1:1 basis and (b) each share of GSH Common Stock held by each remaining stockholder of GSH for a share of GSH Class A common stock on a 1:1 basis. This number of shares being registered pursuant to this registration statement, in connection with the Business Combination, does not include (a) the shares issuable to the Majority Holders, (b) the shares issuable upon the exercise of GSH options or warrants, (c) the shares issuable upon the exercise of DHHC warrants or (d) the shares issuable upon the conversion of the Founder Shares (as defined in the proxy statement/prospectus).
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) of the Securities Act based on the average of the high ($9.88) and low ($9.87) prices of the DHHC Class A Common Stock on the Nasdaq Capital Market on October 6, 2022 ($9.875 per share).
(3)	Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.00011020.